UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

July 23, 2013 (July 22, 2013)
Date of Report (date of earliest event reported)

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AMERICAN REALTY CAPITAL PROPERTIES, INC.

(Exact name of Registrant as specified in its charter)

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Maryland	001-35263	45-2482685
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

405 Park Avenue
New York, New York 10022
(Address of principal executive offices, including zip code)

(212) 415-6500
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)
_________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

The information set forth under Item 2.03 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 1.01.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On July 22, 2013, American Realty Capital Properties, Inc. (the “Company”), through its operating partnership, ARC Properties Operating Partnership, L.P. (the “Operating Partnership”), entered into a fourth amendment (the “Amendment”) to its previously announced credit facility (the “Credit Agreement”) with Wells Fargo Bank, National Association, as administrative agent, and the lenders party thereto. The Company and the Operating Partnership had previously entered into a third amendment to the Credit Agreement which increased their ability to acquire other real estate owing entities.

The modifications to the Credit Agreement effected by the Amendment included, among other things,: (i) amendments to certain definitions related to the calculation of certain financial covenants, (ii) the conversion of the existing limitation on the maximum amount of recourse indebtedness permitted to be incurred by the Company to a limitation on the maximum amount of secured recourse indebtedness permitted to be incurred and (iii) the addition of certain “carve-outs” to the limitation on restricted payments included in the Credit Agreement, which carve-outs allow for the Company’s satisfaction of certain obligations relating to its outstanding Series C Convertible Preferred Stock, par value $0.01 per share, subject to the terms and conditions set forth in the Amendment and allow for certain redemptions, conversions or settlements of convertible indebtedness of the Company, subject to the terms and conditions set forth in the Amendment.

The description of the material terms of the Amendment in this Current Report on Form 8-K is a summary and is qualified in its entirety by the terms of the credit agreement which was filed with the SEC on February 28, 2013 as Exhibit 10.43 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2012, as amended and supplemented from time to time. The Company will file the Amendment as an exhibit to its next Quarterly Report on Form 10-Q.

Item 8.01. Other Events.

On July 23, 2013, the Company issued a press release announcing the launch of a $300 million offering of Convertible Senior Notes due in 2018 which is attached to this Current Report on Form 8-K as Exhibit 99.1 and incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d)     Exhibits

Exhibit No.	Description
99.1	Press Release dated July 23, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN REALTY CAPITAL PROPERTIES, INC.

Date: July 23, 2013	By:	/s/ Nicholas S. Schorsch
Name: Nicholas S. Schorsch
Title: Chief Executive Officer and Chairman of the Board of Directors